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                                                                   Exhibit 10.16

                         SEVERANCE AGREEMENT AND RELEASE

      This Severance Agreement and Release ("Agreement") is made by and between MCMS, Inc. (the "Company"), and Richard M. Downing ("Employee").

      WHEREAS, Employee was employed by the Company;

      WHEREAS, the Company and Employee have entered into an Assignment of Inventions and Rights Agreement; and

      WHEREAS, the Company and Employee have entered into a Confidential Information Agreement (the "Confidentiality Agreement");

      NOW THEREFORE, in consideration of the mutual promises made herein, the Company and Employee (collectively referred to as "the Parties") hereby agree as follows:

      1. Termination. The Company terminates Employee from Employee's position as President, Chief Operating Officer effective Monday, January 24, 2000.

      2. Consideration. The Company agrees to pay Employee severance compensation in an amount equal to four (4) months of Employee's regular salary, or $80,000.00 (less all customary federal, state, and local taxes and other withholdings which Employee would not otherwise be entitled to receive). The Company agrees to pay Employee such severance compensation at the rate of $9,230.77 every two weeks, less applicable withholding, for four (4) months following the Effective Date of termination (the "Payment Period"). Such payment will be made in accordance with the Company's standard payroll practices. During the Payment Period, Employee will not be entitled to accrual of any employee benefits, including, but not limited to, vacation benefits or bonuses.

      3. Benefits. Employee shall have the right to convert Employee's health insurance benefits (medical, dental, vision) to individual coverage pursuant to COBRA commencing on February 1, 2000. Should Employee so elect, the Company shall directly pay the related COBRA premiums for four (4) months health care coverage.

      4. Confidential Information. Employee shall continue to maintain the confidentiality of all confidential and proprietary information of the Company and shall continue to comply with the terms and conditions of the Confidentiality Agreement between Employee and the Company.

      5. Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company. Employee, on behalf of Employee, and Employee's respective heirs, family members, executors and assigns, hereby fully and forever releases, to the fullest extent permitted by law, the Company and its respective officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, from, and agrees not to
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sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation,

            (a) any and all claims relating to or arising from Employee's employment relationship with the Company or the termination of that relationship;

            (b) any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

            (c) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, Older Workers Benefit Protection Act; the California Fair Employment and Housing Act, and Labor Code section 201, et seq. and section 970, et seq.;

            (d) any and all claims for violation of the federal, or any state, constitution;

            (e) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

            (f) any and all claims for attorneys' fees and costs.

      Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. This release does not apply to any lawful claim entered into with the employment security commission for unemployment benefits.

      6. Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that Employee is waiving and releasing any rights Employee may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that Employee has been advised by this writing that (a) Employee should consult with an attorney prior to executing this Agreement; (b) Employee has at least twenty-one (21) days within which to consider this Agreement; (c) Employee has at least seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; and (d) this Agreement shall not be effective until the
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revocation period has expired.

      7. No Pending or Future Lawsuits. Employee represents that Employee has no lawsuits, claims, or actions pending in Employee's name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein.

      8. Confidentiality. Employee and Company agree to use their best efforts to maintain in confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as "Settlement Information"). Employee and Company agree to take every reasonable precaution to prevent disclosure of any Settlement Information to third parties, and agree that there will be no publicity, directly or indirectly, concerning any Settlement Information. Employee and Company agree to take every precaution to disclose Settlement Information only to those attorneys, accountants, governmental entities, and family members who have a reasonable need to know of such Settlement Information.

      9. No Cooperation. Employee agrees not to act in any manner that might damage the business of the Company. Employee agrees not to counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the Company and/or any officer, director, employee, agent, representative, shareholder or attorney of the Company, unless under a subpoena or other court order to do so.

      10. Non-Disparagement. Employee agrees to refrain from any disparagement, defamation, libel or slander of Company and its respective officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns or tortious interference with the contracts and relationships of the Company and its respective officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns. Company agrees to refrain from any disparagement, defamation, libel or slander of Employee.

      11. Non-Solicitation. Employee acknowledges that in the course of Employee's employment with the Company Employee became familiar with the Company's trade secrets and with other Confidential Information concerning the Company and its subsidiaries and that Employee's services were of special and unique value to the Company and its subsidiaries. Therefore, Employee agrees that for twelve (12) months following execution of this Agreement (the "Non-Solicitation Period"), Employee shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or any of its subsidiaries to leave the employ of the Company or any such subsidiary, or in any way interfere with the relationship between the Company or any of its subsidiaries and any employee thereof, or (ii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any of its subsidiaries to cease doing business with the Company or any such subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any such subsidiary.

            In the event of the breach or threatened breach by Employee of any of the provisions of this paragraph 11, the Company, in addition and supplementary to other rights and remedies
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existing in its favor, may apply to the court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions hereof.

      12. Breach of Agreement. Should there be a breach by Employee of any provision of this Agreement, including, without limitation, paragraphs 4(confidential information), 8(confidentiality), and paragraph 11(non-solicitation) during the Payment Period, MCMS, in addition to any other remedies it is entitled to pursue, will cease any and all payments provided for hereunder. This paragraph shall not limit any remedies MCMS is entitled to pursue subsequent to the Payment Period.

      13. No Admission of Liability. The Parties understand and acknowledge that this Agreement constitutes a compromise and settlement of disputed claims. No action taken by the Parties hereto, or either of them, either previously or in connection with this Agreement shall be deemed or construed to be (a) an admission of the truth or falsity of any claims heretofore made or (b) an acknowledgment or admission by either party of any fault or liability whatsoever to the other party or to any third party.

      14. Costs. The Parties shall each bear their own costs, attorneys' fees and other fees incurred in connection with this Agreement.

      15. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that Employee has the capacity to act on Employee's own behalf and on behalf of all who might claim through Employee to bind Employee to the terms and conditions of this Agreement. Employee warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

      16. No Representations. Employee represents that Employee has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

      17. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

      18. Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning Employee's separation from the Company, and supersedes and replaces any and all prior agreements and understandings concerning Employee's relationship with the Company and Employee's compensation by the Company except the Confidentiality Agreement and the Assignment of Inventions and Rights Agreement, which shall remain in full force and effect.

      19. No Oral Modification. This Agreement may only be amended in writing signed by
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Employee and an officer of the Company.

      20. Governing Law. This Agreement shall be governed by the laws of the State of Idaho, without regard to its conflict of laws provisions.

      21. Effective Date. This Agreement is effective seven days after it has been signed by both Parties.

      22. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

      23. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

            (a)   They have read this Agreement;

            (b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

            (c) They understand the terms and consequences of this Agreement and of the releases it contains;

            (d) They are fully aware of the legal and binding effect of this Agreement.




      IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

                                   MCMS, Inc.


Dated: January 24, 2000            By /s/ Angelo Ninivaggi
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                                      Angelo Ninivaggi
                                      Vice President and General Counsel


                                   Richard M. Downing, an individual


Dated: January 24, 2000            By /s/ Richard M. Downing
                                      ------------------------------------
                                      Richard M. Downing